UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 29, 2015

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission file number)	38-1285128 (IRS Employer Identification No.)
2030 DOW CENTER, MIDLAND, MICHIGAN 48674
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: 989-636-1000
Not applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 29, 2015, the Board of Directors of The Dow Chemical Company (“Dow” or the “Company”) approved actions to further streamline the organization and optimize the Company’s footprint as a result of the pending separation of a significant portion of Dow’s chlorine value chain. These actions, which will further accelerate Dow’s value growth and productivity targets, will result in a reduction of approximately 1,500 to 1,750 positions across a number of businesses and functions. In addition, the Company is also announcing additional adjustments to its asset footprint to enhance competitiveness, as described in Item 2.06 below. All of these actions are expected to be completed during the next two years.

The Company will record a charge in the second quarter of 2015 for costs associated with these activities. In total, these costs are expected to be in the range of $200 million to $230 million, and will consist of severance costs ranging from $190 million to $210 million and other associated costs, including environmental remediation costs, ranging from $10 million to $20 million.

All severance costs, environmental remediation costs and other costs associated with these activities will result in future cash expenditures.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

Item 2.06 Material Impairments.

On April 29, 2015, the Board of Directors of the Company approved actions to optimize facilities and respond to changing demand. As a result of these activities, the Company will record a charge in the second quarter of 2015 ranging from $130 million to $150 million for asset write-downs and write-offs.

The asset impairments related to manufacturing facilities represent less than one percent of the Company's net property value and include minor consolidation and shut downs of select small manufacturing facilities in response to changing market dynamics and to position the relevant businesses for long-term growth.

In addition, certain investments will be written down as a result of management’s strategic change to monetize and exit the Company’s Venture Capital portfolio.

None of the costs related to the write-down or write-off of assets will result in future cash expenditures.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

Section 8 - Other Events

Item 8.01 Other Events.

The Company issued a press release on May 4, 2015, regarding the preceding items. The press release is included below in its entirety.

Dow Announces Actions to Streamline and Remove Stranded Costs In Advance of Dow Chlorine Products Transaction
MIDLAND, Mich. - May 4, 2015 - The Dow Chemical Company (NYSE: DOW) today announced a series of actions to further streamline the organization and optimize its footprint as a result of the Company’s pending separation of a significant portion of its chlorine value chain.

Dow has shifted its portfolio toward targeted, integrated high-value markets, and as a result the Company is taking additional actions to further enhance its organizational effectiveness - with a focus on driving geographic market engagement coupled with global efficiency - to deliver maximum value from its growth investments.

The actions will further accelerate Dow’s value growth and productivity targets, and will result in a reduction of approximately 1,500 - 1,750 positions, or approximately 3 percent of the global workforce. In parallel, the Company is also announcing additional minor adjustments to its asset footprint to enhance competitiveness.

The Company will take charges totaling approximately $330 million - $380 million in the second quarter of 2015 for asset impairments, severance and other costs related to these measures, which are expected to be completed during the next two years. Once fully implemented, these actions are expected to result in approximately $300 million of annual operating cost savings.

“At our Investor Day last fall, we committed to a new, three-year $1 billion productivity drive. Our productivity efforts continue to center on cost-out actions and doing more with the resources we have in place, all to enable higher earnings,” said Howard Ungerleider, Dow’s chief financial officer. “We executed against each of our financial, operational and strategic objectives again in the first quarter, and today’s announcement illustrates our ongoing commitment to the consistent implementation of our strategy moving forward and proactively addresses any stranded costs from the divestment of Dow Chlorine Products.”

In parallel, minor asset footprint adjustments will be made to select manufacturing facilities. The facilities impacted represent less than one percent of the Company's net property value and include minor consolidation and shut downs in response to changing market dynamics and to position the relevant businesses for long-term growth.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow

About Dow
Dow (NYSE: DOW) combines the power of science and technology to passionately innovate what is essential to human progress. The Company is driving innovations that extract value from the intersection of chemical, physical and biological sciences to help address many of the world's most challenging problems such as the need for clean water, clean energy generation and conservation, and increasing agricultural productivity. Dow's integrated, market-driven, industry-leading portfolio of specialty chemical, advanced materials, agrosciences and plastics businesses delivers a broad range of technology-based products and solutions to customers in approximately 180 countries and in high-growth sectors such as packaging, electronics, water, coatings and agriculture. In 2014, Dow had annual sales of more than $58 billion and employed approximately 53,000 people worldwide. The Company's more than 6,000 product families are manufactured at 201 sites in 35 countries across the globe. References to "Dow" or the "Company" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

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For further information contact:
Rachelle Schikorra
+1 (989) 638.4090
ryschikorra@dow.com

Note: The forward‑looking statements contained in this document involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward‑looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant

Date: May 4, 2015

/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Vice President and Controller